As filed with the Securities and Exchange Commission on August 6, 2010.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

METALICO, INC.
(Exact name of Registrant as specified in its charter)

Delaware	52-2169780
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

186 North Avenue East, Cranford, New Jersey	07016
(Address of principal executive offices)	(Zip Code)

Metalico, Inc. 2006 Long-Term Incentive Plan
(Full title of the plan)

CARLOS E. AGÜERO
Chairman, President and Chief Executive Officer
Metalico, Inc.
186 North Avenue East
Cranford, New Jersey 07016
(Name and address of agent for service)
(908) 497-9610
(Telephone number, including area code, of agent for service)

with a copy to:
ARNOLD S. GRABER, ESQ.
Executive Vice President, General Counsel and Secretary
Metalico, Inc.
186 North Avenue East
Cranford, New Jersey 07016
(908) 497-9610
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Proposed
		Proposed	maximum
	Amount to be	maximum offering	aggregate offering	Amount of
Title of securities to be registered	Registered(1)	price per share(2)	price(2)	registration fee
Common Stock, $.001 par value	2,160,043	$4.355	$9,406,987.27	$670.72

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminate number of additional shares as may be offered and issued under the plan to prevent dilution resulting from any equity restructuring or change in capitalization of the Registrant, including, but not limited to, spin offs, stock dividends, large non-recurring dividends, rights offering, stock splits or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h)(1) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of $4.355, the average of the high and low prices for the Registrant’s common stock on NYSE Amex on August 4, 2010.
Proposed sales to take place as soon after the effective date of the Registration Statement as awards granted under the Plan are exercised or shares issuable pursuant to such awards are issued.

EXPLANATORY NOTE
     This Registration Statement on Form S-8 relates to 2,160,043 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Registrant to be issued under our 2006 Long-Term Incentive Plan (the “Plan”). Under the terms of the Plan, we may issue awards in the aggregate of up to 10% of our outstanding Common Stock. A Registration Statement on Form S-8 (Registration No. 333-136207) we previously filed on August 1, 2006 (the “2006 Registration Statement”) related to 2,484,865 shares of Common Stock to be issued under the Plan, representing 10% of our outstanding Common Stock at that time. This Registration Statement is being filed to increase the number of registered shares that may be issued under the Plan as a result of increases in the aggregate number of shares of our Common Stock outstanding since the effectiveness of the 2006 Registration Statement. Upon the effectiveness of this Registration Statement, a total of 4,644,908 registered shares of Common Stock will be issuable under the Plan.
     Pursuant to General Instruction E to Form S-8, the contents of the 2006 Registration Statement, including the periodic and current reports that we filed with the Securities and Exchange Commission (the “Commission”) after the effectiveness of the 2006 Registration Statement, are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Any items in the 2006 Registration Statement not expressly changed hereby shall be as set forth in the 2006 Registration Statement.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The documents containing the information specified in Part I of Form S-8 will be sent or given to the participants in the Plan, as specified by Rule 428(b)(1) of the Securities Act. In accordance with the instructions of Part I of Form S-8, such documents will not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement, taken together, constitute a prospectus meeting the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents, which are, or will be, on file with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated in this Registration Statement by reference:
     (1) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Commission on March 16, 2010.
     (2) The Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2010, filed with the Commission on May 6, 2010.
     (3) The Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2010, filed with the Commission on August 5, 2010.

     (4) The Registrant’s Current Reports on Form 8-K dated March 2, 2010, and June 18, 2010.
     (5) The description of the Registrant’s Common Stock contained in its Registration Statement on Form 10-12G/A filed on February 14, 2005 (File No. 000-50999) under the Exchange Act.
     In addition, all documents filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
     Any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Arnold S. Graber, our Executive Vice President, General Counsel and Secretary, has provided an opinion to us as to the validity of the shares of our common stock being registered under this Registration Statement of Form S-8. Mr. Graber may be awarded shares, other awards, or options to purchase shares under the Plan.
Item 6. Indemnification of Directors and Officers.
     Our Fourth Amended and Restated Certificate of Incorporation and bylaws authorize us to indemnify our directors, officers, employees and agents to the full extent permitted by law, as do the chartering documents of many other publicly held companies. Section 145 of the Delaware General Corporation Law (the “DGCL”) contains detailed and comprehensive provisions providing for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation. Under Delaware law, other than an action brought by or in the right of the Registrant, such indemnification is available if it is determined that the proposed indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of the Registrant, such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred in the defense or settlement of such action if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Registrant and except that no indemnification shall be made in respect of any claim, issues or matters as to which such person has been adjudged to be liable to us unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
     To the extent that the proposed indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding (or any claim, issue or matter therein), he or she must be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

     Our Fourth Amended and Restated Certificate of Incorporation provides that no director shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. Our bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
     The following Exhibits are filed as a part of the Registration Statement:

4.1	Metalico, Inc. 2006 Long-Term Incentive Plan previously filed as Appendix A to Schedule 14A (Definitive Proxy Statement) filed April 13, 2006 for Annual Stockholders’ Meeting held May 23, 2006 and incorporated herein by reference.

5.1	Opinion of Arnold S. Graber, Esq.

23.1	Consent of J.H. Cohn LLP.

23.2	Consent of McGladrey & Pullen, LLP.

23.3	Consent of Arnold S. Graber, Esq. (contained in Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages of this Registration Statement).
Item 9. Undertakings
     (a) The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cranford, State of New Jersey, on August 6, 2010.

METALICO, INC.
By:	/s/ Carlos E. Agüero
Carlos E. Agüero
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carlos E. Agüero and Michael J. Drury and each of them (with full power to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto any such attorney-in-fact full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, and each such person hereby ratifies and confirms all that such attorneys-in-fact and agents, or any of them, or any of their respective substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carlos E. Aguero	Chairman of the Board of Directors,	August 6, 2010
Carlos E. Agüero	President, Chief Executive Officer and Director

/s/ Eric W. Finlayson	Senior Vice President and Chief Financial	August 6, 2010
Eric W. Finlayson	Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Michael J. Drury	Executive Vice President and Director	August 6, 2010
Michael J. Drury

/s/ Bret R. Maxwell Bret R. Maxwell	Director	August 6, 2010

/s/ Walter H. Barandiaran	Director	August 6, 2010
Walter H. Barandiaran

Signature	Title	Date

/s/ Paul A. Garrett	Director	August 6, 2010
Paul A. Garrett

/s/ Sean P. Duffy	Director	August 6, 2010
Sean P. Duffy

INDEX TO EXHIBITS

4.1	Metalico, Inc. 2006 Long-Term Incentive Plan previously filed as Appendix A to Schedule 14A (Definitive Proxy Statement) filed April 13, 2006 for Annual Stockholders’ Meeting held May 23, 2006 and incorporated herein by reference.

5.1	Opinion of Arnold S. Graber, Esq.

23.1	Consent of J.H. Cohn LLP.

23.2	Consent of McGladrey & Pullen, LLP.

23.3	Consent of Arnold S. Graber, Esq. (contained in Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages of this Registration Statement).